UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 10, 2010

AIVTECH INTERNATIONAL GROUP CO.
(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 East, Hightech Plaza, Phase 2, Tian'An Cyber Park
FuTian District, ShenZhen City, GuangDong Province, China
 (Address of Principal Executive Offices) (Zip Code)

+86 (139) 2349-3889
 (Issuer Telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 10, 2010, the board of directors (the “Board”) of AIVtech International Group Co. (the “Company”) approved an amendment to the Bylaws of the Company (the “Amended and Restated Bylaws”). The amendment was effective immediately upon its approval by the Board. Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Bylaws were amended in the manner summarized below:

•	Section 6(b) was amended from “Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.”

into the following:

“Except as otherwise provided in these Bylaws, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.”

The preceding description is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws as adopted and effective as of September 10, 2010. The Amended and Restated Bylaws as adopted and effective as of September 10, 2010, and a copy marked to show changes from the prior Amended and Restated Bylaws, are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of AIVtech International Group Co.

3.2	Bylaws of AIVtech International Group Co., marked to show amendments effective as of September 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AIVTECH INTERNATIONAL GROUP CO.

Date: September 16, 2010	By:	/s/ JinLin Guo
JinLin Guo President, CEO and Chairman of the Board of Directors

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